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                                                                     EXHIBIT 4.2

                     BORROWER PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 6th day of October, 1997 (this "Agreement"), is made by PETERSEN PUBLISHING COMPANY, L.L.C., a Delaware limited liability company (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK, as administrative agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                   RECITALS

     A. The Petersen Companies, Inc., the Pledgor, the Lenders, First Union National Bank, as Administrative Agent, and CIBC Inc., as Documentation Agent, are parties to a Credit Agreement, dated as of October 6, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Pledgor upon the terms and subject to the conditions set forth therein.

     B. It is a condition to the extension of credit to the Pledgor under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its Obligations under the Credit Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Pledgor thereunder, the Pledgor hereby agrees as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms.  For purposes of this Agreement, in addition to the
          -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below:

     "Accounts" shall mean, collectively, all of the Pledgor's accounts, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all of the Pledgor's accounts receivable, all rights to payment for goods sold or leased or to be sold or to be leased (including all rights to returned or repossessed goods) or for services rendered at any time or for services to be rendered (including any rights to stoppage in transit, repossession and reclamation and other rights of an unpaid vendor or secured party), all rights
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under or evidenced by book debts, notes, bills, drafts or acceptances, all
Instruments evidencing or relating to any of the foregoing, and all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

     "Collateral" shall have the meaning given to such term in SECTION 2.1.

     "Collateral Accounts" shall have the meaning given to such term in SECTION 6.3.

     "Contracts" shall mean, collectively, all rights of the Pledgor under all leases, contracts and agreements to which the Pledgor is now or hereafter a party, including, without limitation, all rights, privileges and powers, whether for payment or performance, under distribution agreements, printing service agreements and promotional and marketing agreements, and all rights, privileges and powers under Investment Agreements and Licenses as more particularly described in the definitions of such terms herein, together with any and all extensions, modifications, amendments and renewals of such contracts and agreements and all rights of the Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such contracts and agreements, but excluding rights under (but not excluding proceeds of) any lease, agreement, license (including without limitation any License) or contract that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, agreement or contract any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction has not been rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity.

     "Copyrights" shall mean, collectively, all of the Pledgor's copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

     "Copyright Collateral" shall mean, collectively, (i) all Copyrights and
(ii) all Copyright Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyrights, in each case whether now owned or existing or hereafter acquired or arising.

     "Copyright License" shall mean any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, or granting any right to the Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of the Pledgor under any such agreement.

     "Deposit Accounts" shall mean, collectively, all of the Pledgor's deposit accounts, whether maintained with the Administrative Agent or any other bank or depository institution, in each case whether now owned or existing or hereafter acquired or arising and including, without limitation, any

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Collateral Account, together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into such accounts.

     "Equipment" shall mean, collectively, all of the Pledgor's equipment, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all machinery, equipment, computer equipment and software, parts, supplies, appliances, fittings, furniture and fixtures of every kind and nature, wherever located and whether or not affixed to any real property, all Mobile Goods, and all accessions, accessories, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

     "General Intangibles" shall mean, collectively, all of the Pledgor's general intangibles, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all Contracts, all Copyright Collateral, Patent Collateral and Trademark Collateral, all inventions, designs, trade secrets, trade processes, confidential or proprietary technical or business information, know-how, registrations, licenses, permits and franchises, all rights under or evidenced by book debts, notes, bills, drafts, acceptances, chooses in action, causes of action or Instruments, all indebtedness, obligations and other amounts at any time owing to the Pledgor from any Person and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts (including, without limitation, all Intercompany Obligations), all judgments, tax refund claims, claims against carriers and shippers, claims under liens and insurance policies, all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, all invoices, customer lists, books and records, ledger and account cards, computer tapes, disks, software, printouts and other corporate or business records relating to the foregoing, and all other intangible personal property of every kind and nature, and all accessions, additions, improvements, modifications and upgrades to, replacements of and substitutions for the foregoing, in each case whether now owned or existing or hereafter acquired or arising, but excluding Accounts and excluding leases, agreements, licenses (including without limitation Licenses) and contracts to the extent excluded from Contracts under the definition of such term herein.

     "Instruments" shall mean, collectively, all instruments, chattel paper or documents, each as defined in the Uniform Commercial Code, of the Pledgor, whether now owned or existing or hereafter acquired or arising, evidencing, representing, securing, arising from or otherwise relating to any Accounts, General Intangibles, Intercompany Obligations or other Collateral, including, without limitation, any promissory notes, drafts, bills of exchange, documents of title and receipts.

     "Intercompany Obligations" shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to the Pledgor from its Subsidiaries and Affiliates and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

     "Interests" shall mean, collectively, all partnership, joint venture, limited liability company or other equity interests in any Person not a corporation (including, without limitation, any such Person that is or hereafter becomes a Subsidiary of the Pledgor) at any time owned by the Pledgor, and all rights, powers and privileges relating thereto or arising therefrom, including, without limitation, the

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Pledgor's right to vote and to manage and administer the business of any such
Person pursuant to the applicable Investment Agreement, together with all other rights, interests, claims and other property of the Pledgor in any manner arising out of or relating to any such interests, whether now existing or hereafter arising or acquired, of whatever kind or character (including any tangible or intangible property or interests therein), and further including, without limitation (but subject to the provisions of SECTION 5.3), all rights of the Pledgor to receive amounts due and to become due (including, without limitation, dividends, distributions, interest, income and returns of capital) under or in respect of any Investment Agreement, to receive payments or other amounts upon termination of any Investment Agreement, and to receive any other payments or distributions, whether in cash, securities, property, or a combination thereof, in respect of any such interests, all of the Pledgor's rights of access to the books and records of any such Person, and all rights granted or available under applicable law in connection therewith, all options, warrants and other rights exercisable for any of the foregoing, and all securities convertible into any of the foregoing, in each case whether now or hereafter existing and any time owned by the Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

     "Inventory" shall mean, collectively, all of the Pledgor's inventory, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-process and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of the Pledgor, all goods in which the Pledgor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of the Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Pledgor or is held by the Pledgor or by others for the account of the Pledgor, and in each case whether now owned or existing or hereafter acquired or arising.

     "Investment Agreement" shall mean any partnership agreement, joint venture agreement, limited liability company operating agreement or other agreement creating, governing or evidencing any Interests and to which the Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

     "Investments" shall mean, collectively, the Stock and the Interests.

     "License" shall mean any Copyright License, Patent License or Trademark License.

     "Material Contracts" shall have the meaning given to such term in SECTION 3.8.

     "Mobile Goods" shall mean, collectively, all of the Pledgor's motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership), in each case whether now owned or existing or hereafter acquired or arising.

     "Patents" shall mean, collectively, all of the Pledgor's letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues,

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continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

     "Patent Collateral" shall mean, collectively, (i) all Patents and (ii) all Patent Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patents, in each case whether now owned or existing or hereafter acquired or arising.

     "Patent License" shall mean any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, is in existence, or granting to the Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of the Pledgor under any such agreement.

     "Proceeds" shall have the meaning given to such term in SECTION 2.1.

     "Secured Parties" shall mean, collectively, the Lenders (including the Issuing Lender and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Interest Rate Protection Agreement with the Pledgor), the Documentation Agent and the Administrative Agent.

     "Securities Act" shall have the meaning given to such term in SECTION 6.5.

     "Stock" shall mean, collectively, all of the issued and outstanding shares, interests or other equivalents of capital stock of any corporation (including, without limitation, any corporation that is or hereafter becomes a Subsidiary of the Pledgor) at any time owned by the Pledgor, whether voting or non-voting and whether common or preferred, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all interest, dividends, distributions and other amounts, and all additional stock, warrants, options, securities and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, in each case whether now or hereafter existing and any time owned by the Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

     "Trademarks" shall mean, collectively, all of the Pledgor's trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

     "Trademark Collateral" shall mean, collectively, (i) all Trademarks and
(ii) all Trademark Licenses to which the Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademarks, in each case whether now owned or existing or hereafter acquired or arising.

     "Trademark License" shall mean any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by the Pledgor or which the Pledgor otherwise has the right to license, or granting any right to the Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of the Pledgor under any such agreement.

     1.2  Other Terms.  All terms in this Agreement that are not capitalized
          -----------
shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.


                                   ARTICLE II

                         CREATION OF SECURITY INTEREST

     2.1  Pledge and Grant of Security Interest.  The Pledgor hereby pledges,
          -------------------------------------
assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):

             (i)  all Accounts;

            (ii)  all Contracts;

           (iii)  all Deposit Accounts;

            (iv)  all Equipment;

             (v)  all General Intangibles;

            (vi)  all Inventory;

           (vii)  all Instruments;

            (vi)  subject to the provisions of SECTION 5.1(a), all Investments;

            (ix) to the extent not covered or not specifically excluded by clauses (i) through (viii) above, all of the Pledgor's other personal property, whether now owned or existing or hereafter arising or acquired; and

             (x) any and all proceeds, as defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included, (w) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any

     Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

     2.2  Security for Obligations.  This Agreement and the Collateral secure
          ------------------------
the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Pledgor under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Pledgor under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), all obligations of the Pledgor to any Lender under any Interest Rate Protection Agreement, all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by the Pledgor under SECTION 8.1, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Pledgor represents and warrants as follows:

     3.1  Ownership of Collateral.  The Pledgor owns, or has valid rights as a
          -----------------------
lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Pledgor has not filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Administrative Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Administrative Agent as secured party and (iii) as may be otherwise permitted by the Credit Agreement.

     3.2  Security Interests; Filings.  This Agreement, together with (i) the
          ---------------------------
filing of duly completed and executed Uniform Commercial Code financing statements naming the Pledgor as debtor, the Administrative Agent as secured party, and describing the Collateral, in the jurisdictions set forth on Annex B
                                                                        -------
hereto, which have been duly executed and delivered by the Pledgor and delivered to the Administrative Agent for filing, (ii) to the extent required by applicable law, the filing of duly completed and executed collateral assignments in the forms set forth as Exhibits B and C with the U.S. Copyright Office or the
                          ----------     -
U.S. Patent and Trademark Office, as appropriate, with

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regard to registered Copyright Collateral, Patent Collateral and Trademark
Collateral, as the case may be, (iii) in the case of uncertificated Investments, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, (iv) as to Mobile Goods covered by a certificate of title or ownership, the notation of the Administrative Agent's security interest therein on the applicable certificates of title or ownership, and (v) the delivery to the Administrative Agent of all chattel paper, promissory notes and other Instruments included in the Collateral, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession of such chattel paper, promissory notes or Instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from
Article 9 of the applicable Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-104 or 9-302 of the applicable Uniform Commercial Code and other than continuation statements required under the applicable Uniform Commercial Code (it being specifically noted that the Administrative Agent may at its option, but shall not be required to, require that any bank or other depository institution at which a Deposit Account is maintained enter into a written agreement or take such other action as may be necessary to perfect the security interest of the Administrative Agent in such Deposit Account and the funds therein, and it being specifically understood that the security interest of the Administrative Agent in such Deposit Account, absent such action, might not be perfected).

     3.3  Locations.  Annex C lists, as to the Pledgor, (i) the address of its
          ---------   -------
chief executive office and principal place of business and each other place of business, (ii) the address of each location of all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Accounts, General Intangibles or other Collateral, and (iii) the address of each location at which any Equipment or Inventory (other than Mobile Goods and goods in transit) is kept or maintained, in each instance except for any new locations established in accordance with the provisions of SECTION 4.2. Except as may be otherwise noted therein, all locations identified in Annex C
                                                                      -------
are leased by the Pledgor. The Pledgor does not presently conduct business under any prior or other limited liability company name or under any trade or fictitious name, except as indicated on Annex C, and the Pledgor has not entered
                                        -------
into any contract or granted any Lien within the past five years under any name other than its legal limited liability company name or a trade or fictitious name indicated on Annex C.
                  -------

     3.4  Authorization; Consent.  No authorization, consent or approval of, or
          ----------------------
declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Administrative Agent provided for herein, or the exercise by the Administrative Agent of its rights and remedies hereunder, except for the filings described in SECTION 3.2, any notices required under the Federal Assignment of Claims Act and similar state statutes and any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state, and, in the case of Investments, except as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally.

     3.5  No Restrictions.  There are no statutory or regulatory restrictions,
          ---------------
prohibitions or limitations on the Pledgor's ability to grant to the Administrative Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or on the exercise by the Administrative Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral, assuming compliance with any notice and other procedural requirements applicable to such action under law), and there are no contractual restrictions on the Pledgor's ability so to grant such Lien and security interest.

     3.6  Accounts.  Each Account is, or at the time it arises will be, a bona
          --------
fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by the Pledgor.

     3.7  Investments.  As of the date hereof, the Investments required to be
          -----------
pledged by the Pledgor hereunder consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of equity interests (in the case of issuers other than corporations) as described in Annex A. All of the Investments have been duly and validly issued
             -------
and are fully paid and nonassessable (or, in the case of Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer.

     3.8  Material Contracts.  As to each Investment Agreement, each Contract
          ------------------
listed on Annex D, each Contract specified in writing by the Administrative
          -------
Agent to the Pledgor at any time after the date hereof, and each other Contract to which the Pledgor is or hereafter becomes a party and that is material to its business (the foregoing, collectively, "Material Contracts"), (i) the Pledgor is not in default in any material respect under such Material Contract, and to the knowledge of the Pledgor, none of the other parties to such Material Contract is in default in any material respect thereunder (except as shall have been disclosed in writing to the Administrative Agent), (ii) such Material Contract is, or at the time of execution will be, the legal, valid and binding obligation of all parties thereto, enforceable against such parties in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and no defense, offset, deduction or counterclaim will exist in any material respect thereunder in favor of any such party, (iii) the performance by the Pledgor of its obligations under such Material Contract in accordance with its terms will not contravene any Requirement of Law or any contractual restriction binding on or affecting the Pledgor or any of its properties, and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) the Pledgor has (or at the time of execution will have) furnished the Administrative Agent with a correct and complete copy of each Material Contract to which it is a party as then in effect.

     3.9  Intellectual Property.  Annexes E, F and G correctly set forth all
          ---------------------   ------------     -
registered Copyrights, Patents and Trademarks owned by the Pledgor and as of the date hereof used or proposed to be used in its business. The Pledgor owns or possesses the valid right to use all such Copyrights, Patents and Trademarks listed under its name; all registrations therefor have been validly issued under applicable law and are in full force and effect; no claim has been made in writing or, to the knowledge of the Pledgor, orally, that any of such Copyrights, Patents or Trademarks is invalid or unenforceable or violates or infringes the rights of any other Person, and there is no such violation or infringement in existence; and to the knowledge of the Pledgor, no other Person is presently infringing upon the rights of the Pledgor with regard to any of such Copyrights, Patents or Trademarks.

     3.10 Documents of Title.  No bill of lading, warehouse receipt or other
          ------------------
document or instrument of title is outstanding with respect to any Collateral other than Mobile Goods and other than Inventory in transit in the ordinary course of business to a location set forth on Annex C or to a customer of the
                                              -------
Pledgor.


                                   ARTICLE IV

                                   COVENANTS

     4.1  Use and Disposition of Collateral.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, use, control and manage the Collateral in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that the Pledgor will not sell
                             --------  -------
or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Administrative Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Administrative Agent).

     4.2  Change of Name, Locations, etc.  The Pledgor will not (i) change its
          -------------------------------
name, identity or corporate structure, (ii) change its chief executive office or principal place of business from the location thereof listed on Annex C, or
                                                                -------
(iii) remove any Collateral (other than Mobile Goods and goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C, or keep or maintain any
                                      -------
Collateral at a location not listed on Annex C, unless in each case the Pledgor
                                       -------
has (1) given twenty (20) days' prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the reasonable request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of SECTION 3.2.

     4.3  Records; Inspection.  (a)  The Pledgor will keep and maintain at its
          -------------------
own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Administrative Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Administrative Agent may reasonably request.

     (b) The Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Administrative Agent for inspection and review at the Pledgor's offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Administrative Agent shall reasonably request), and (ii) permit the Administrative Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral. At the request of the Administrative Agent, the Pledgor will legend, in form and manner satisfactory to the Administrative Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein. The Administrative Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and the Pledgor agrees to furnish all such reasonable assistance and information as the Administrative Agent may require in connection therewith.

     4.4  Accounts.  Unless notified otherwise by the Administrative Agent in
          --------
accordance with the terms hereof, the Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with reasonable business practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Administrative Agent, take such action as the Administrative Agent may deem necessary or advisable (within applicable laws) to enforce such collection. The Pledgor shall not, except to the extent done in the ordinary course of its business consistent with reasonable business practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account. The Pledgor shall promptly inform the Administrative Agent of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, $100,000 or more, where the Pledgor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

     4.5  Equipment.  The Pledgor will, in accordance with sound business
          ---------
practices, maintain all Equipment used by it in its business (other than obsolete Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. The Pledgor shall not knowingly permit any Equipment to become a fixture to any real property.

     4.6  Inventory.  The Pledgor will, in accordance with sound business
          ---------
practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless notified otherwise by the Administrative Agent in accordance with the terms hereof, the Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory. Without limiting the generality of the foregoing, the Pledgor agrees that it shall not permit any material amount of Inventory to be in the possession of any bailee, warehouseman, agent or processor at any time unless such bailee, warehouseman, agent or processor shall have been notified of the security interest created by this Agreement and the Pledgor shall have exercised its reasonable best efforts to obtain, at the Pledgor's sole cost and expense, a written agreement to hold such Inventory subject to the security interest created by this Agreement and the instructions of the Administrative Agent and to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Inventory, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

     4.7  Contracts.  The Pledgor will, at its expense, at all times perform and
          ---------
comply with, in all material respects, all terms and provisions of each Material Contract to which it is or hereafter becomes a party required to be performed or complied with by it and enforce in all material respects the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of the Pledgor in accordance with reasonable business practices and for a valid economic reason benefitting the Pledgor (provided that in no event may
                                                 --------
any waiver, amendment or modification be made that would materially adversely affect the interests of the Administrative Agent and the Secured Parties). The Pledgor will deliver copies of each Material Contract and each material amendment or modification thereof to the Administrative Agent promptly upon the execution and delivery thereof. With regard to all leases, contracts, licenses and agreements that are excluded from the definition of the term "Contracts," the Pledgor covenants and agrees to exercise all of its material rights and remedies under such leases, agreements, licenses and contracts in a commercially reasonable manner consistent with the interests of the Administrative Agent and the Secured Parties. The Pledgor will not enter into any Material Contract that by its terms prohibits the assignment of the Pledgor's rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of the Pledgor in accordance with reasonable business practices and for a valid economic reason benefitting the Pledgor. The Pledgor further covenants and agrees to use its reasonable best efforts to obtain any required consent to the collateral assignment of any Material Contract, in form and substance reasonably satisfactory to the Administrative Agent, upon the request of the Administrative Agent, and will deliver copies thereof to the Administrative Agent promptly upon execution and delivery thereof. The Pledgor will notify the Administrative Agent promptly in writing upon any termination of any Material Contract, in whole or in part, or any material breach, default or event of default by any party thereunder.

     4.8  Taxes.  The Pledgor will pay and discharge (i) all taxes, assessments
          -----
and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that the Pledgor shall not be required
                       --------  -------
to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Pledgor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

     4.9   Insurance.  (a)  The Pledgor will, and will cause each of its
           ---------
Subsidiaries to, maintain and pay for, or cause to be maintained and paid for, insurance covering commercial general liability, property and casualty, business interruption and such other risks, and in such amounts and with such financially sound and reputable insurance companies, as are usually and customarily carried by companies of similar size engaged in similar businesses (and in any event, insuring all Inventory and Equipment against such losses and risks), and will, and will cause each of its Subsidiaries to, deliver certificates of such insurance to the Administrative Agent with standard loss payable endorsements naming the Administrative Agent as loss payee (on property and casualty policies) and additional insured (on liability policies) as its interests may appear. Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of the Pledgor or any Subsidiary that might result in the forfeiture of such insurance.

     (b) The Pledgor will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder in excess of $1,000,000 for each loss directly to the Administrative Agent. The Administrative Agent shall hold all such proceeds for the account of the Pledgor. So long as no Event of Default has occurred and is continuing, and subject to SECTION 2.6(d) of the Credit Agreement, the Administrative Agent shall, at the Pledgor's request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Administrative Agent of such required payments and such other documents as the Administrative Agent may reasonably request. As and to the extent required by SECTION 2.6(d) of the Credit Agreement, and in any event upon and during the continuance of an Event of Default, the Administrative Agent shall be entitled to receive all proceeds of property and casualty insurance directly from the insurers and shall apply such proceeds as a prepayment of the Loans in the order and manner provided in the Credit Agreement. The Pledgor hereby irrevocably makes, constitutes and appoints the Administrative Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

     (c) If the Pledgor fails to, or to cause any of its Subsidiaries to, obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Administrative Agent may, without waiving or releasing any obligation or Default, at the Pledgor' expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Administrative Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Administrative Agent on demand and shall be additional Obligations hereunder, secured by the Collateral.

     (d) The Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Not less than 30 days prior to the expiration date of the insurance policies required to be maintained by the Pledgor and its Subsidiaries hereunder, the Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Administrative Agent may request. Upon the reasonable request of the Administrative Agent from time to time, the Pledgor will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

     4.10  Intellectual Property.  (a)  The Pledgor will, at its own expense,
           ---------------------
execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date hereof fully completed collateral assignments in the forms of Exhibits B and C, as applicable, in the U.S. Copyright Office or the U.S.
   ----------     -
Patent and Trademark Office pursuant to 35 U.S.C. (S)261, 15 U.S.C. (S)1060 or 17 U.S.C. (S)205, as applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral, as the case may be, described in Annex E, F
                                                                     -------  -
or G hereto.  In the event that after the date hereof the Pledgor shall acquire
   -
any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, the Pledgor shall promptly furnish written notice thereof to the Administrative Agent together with information sufficient to permit the Administrative Agent, upon its receipt of such notice, to (and the Pledgor hereby authorizes the Administrative Agent to) modify this Agreement, as appropriate, by amending Annexes E, F and G hereto or to add additional exhibits hereto to include any
---------  -     -
Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and the Pledgor shall additionally, at its own expense, execute, deliver and record, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed collateral assignments in the forms of Exhibits B and C, as applicable, in the
                                       ----------     -
U.S. Copyright Office or the U.S. Patent and Trademark Office as more fully described hereinabove (provided that, notwithstanding the foregoing, the Pledgor
                       --------
may at its election furnish such notices and execute, deliver and record such documents and instruments on a quarterly basis with respect to all Copyrights, Patents and Trademarks that become part of the Collateral during such quarter), together in all instances with any other agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and confirm the collateral assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and the Pledgor hereby appoints the Administrative Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to the Pledgor (except that compliance with this subsection shall not be required with respect to any Copyright, Patent or Trademark that the Pledgor has elected to abandon).

     (b) The Pledgor (either itself or through its licensees or its sublicensees) will, for each material Trademark used in the conduct of its business, use its best efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,
(iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

     (c) The Pledgor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any material Patent used in the conduct of the Pledgor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a material Patent with the relevant patent number as required by applicable patent laws.

     (d) The Pledgor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

     (e) The Pledgor shall notify the Administrative Agent immediately if it knows or has reason to know that any material Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding the Pledgor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (f) The Pledgor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each registration of any material Patents, Trademarks and Copyrights used in the conduct of the Pledgor's business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

     (g) In the event that any Collateral consisting of a material Patent, Trademark or Copyright used in the conduct of the Pledgor's business is believed infringed, misappropriated or diluted by a third party, the Pledgor shall notify the Administrative Agent promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

     (h) Upon the occurrence and during the continuance of any Event of Default, the Pledgor shall use its reasonable best efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of the Pledgor's right, title and interest thereunder to the Administrative Agent or its designee.

     4.11  Mobile Goods.  Upon the request of the Administrative Agent at any
           ------------
time (and promptly upon the occurrence of any Event of Default), the Pledgor will deliver to the Administrative Agent originals of the certificates of title or ownership for all Mobile Goods owned by it, together (in the case of motor vehicles) with the manufacturer's statement of origin with the Administrative Agent listed as lienholder and odometer statements and together in all other cases with appropriate instruments or certificates of transfer and delivery, duly completed and executed, and will take such other action as the Administrative Agent may deem necessary to perfect the security interest created by this Agreement in all such Mobile Goods.

     4.12  Delivery of Collateral.  All certificates or instruments representing
           ----------------------
or evidencing any Accounts, Intercompany Obligations or other Collateral (other than checks or drafts, except during the continuance of an Event of Default) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case such other instruments or documents as the Administrative Agent may reasonably request.

     4.13  Protection of Security Interest.  The Pledgor agrees that it will, at
           -------------------------------
its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.


                                   ARTICLE V

                   CERTAIN PROVISIONS RELATING TO INVESTMENTS

     5.1  Ownership; After-Acquired Investments.  (a)  If the Pledgor shall, at
          -------------------------------------
any time and from time to time after the date hereof, acquire any additional capital stock or other equity interests in any Person of the types described in the definition of the terms "Stock" or "Interests," the same shall be automatically deemed to be Stock or Interests, as the case may be, and to be pledged to the Administrative Agent pursuant to SECTION 2.1 (but subject, in the case of Foreign Subsidiaries, to the provisions of SECTION 6.9 of the Credit Agreement), and the Pledgor will forthwith pledge and deposit the same with the Administrative Agent and deliver to the Administrative Agent any certificates or instruments therefor, together with the endorsement of the Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Stock evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Administrative Agent, together with such other certificates and instruments as the Administrative Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Administrative Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge
                                                    ---------
Amendment") in respect thereof. The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of the Pledgor to execute and deliver any
        --------
Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto.

     (b) If any Investments (whether now owned or hereafter acquired) included in the Collateral are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, the Pledgor will promptly notify the Administrative Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Administrative Agent therein.

     5.2  Voting Rights.  So long as no Event of Default shall have occurred and
          -------------
be continuing, the Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Investments (subject to its obligations under SECTION 5.1), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast
--------  -------
any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document, or have the effect of impairing in any material respect the position or interests of the Administrative Agent or any other Secured Party.

     5.3  Dividends and Other Distributions.  So long as no Event of Default
          ---------------------------------
shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Investments may be paid to and retained by the Pledgor; provided, however, that all such
                                            --------  -------
interest, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). The Administrative Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Investments included in the Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing (in the reasonable judgment of the Administrative Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional membership interests, warrants, options or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional membership interests, warrants, options or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by the Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).


                                   ARTICLE VI

                                    REMEDIES

     6.1  Remedies.  If an Event of Default shall have occurred and be
          --------
continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

     (a) To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the

Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by the Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of the Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein; and by this provision, the Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Administrative Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Administrative Agent as owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Administrative Agent or the Administrative Agent's designee as though the Administrative Agent or such designee were the Pledgor named therein, and to do so until otherwise notified by the Administrative Agent;

     (b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of the Pledgor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of the Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as the Pledgor might have done;

     (c) To notify any or all depository institutions with which any Deposit Accounts are maintained to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Administrative Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Obligations as provided herein;

     (d) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (e) To assign any Copyright Collateral, Patent Collateral or Trademark Collateral, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine; and to license and (to the extent permitted by applicable law) sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any Copyright Collateral, Patent Collateral or Trademark Collateral, throughout the world, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine;

     (f) To require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place designated by the Administrative Agent;

     (g) To enter and remain upon the premises of any of the Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of the Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Administrative Agent or any designated agent for such time as the Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

     (h) To exercise (i) all voting, consensual and other rights and powers pertaining to the Investments (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investments upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Investments, and in connection therewith, the right to deposit and deliver any and all of the Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Investments, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

     (i) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Investments may be listed, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall the Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

     6.2  Application of Proceeds.  (a)  All Proceeds collected by the
          -----------------------
Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

             (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Administrative Agent for the account of the Pledgor, and all other amounts payable to the Administrative Agent under SECTION 8.1;

            (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Obligations owing to the Secured Parties; and

           (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgor or any other Person lawfully entitled to receive such surplus.

     (b) For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into an Interest Rate Protection Agreement with the Pledgor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any such Interest Rate Protection Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Obligations in respect thereof are in existence between any Secured Party and the Pledgor.

     (c) The Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     6.3  Collateral Accounts.  Upon the occurrence and during the continuance
          -------------------
of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more cash collateral bank accounts (collectively, "Collateral Accounts") for the collection of Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in SECTION 6.2.

     6.4  Grant of License.  For the purpose of enabling the Administrative
          ----------------
Agent to exercise rights and remedies under SECTION 6.1 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Pledgor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by the Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or
                                     --------
other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Pledgor notwithstanding any subsequent cure of an Event of Default.

     6.5  Registration; Private Sales.  (a)  If, at any time after the
          ---------------------------
occurrence and during the continuance of an Event of Default, the Pledgor shall have received from the Administrative Agent a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Investments, the Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Investments, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the
                                                     --------
Administrative

Agent shall furnish to the Pledgor such information regarding the Administrative Agent as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Administrative Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars or other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Administrative Agent or any other Secured Party expressly for use therein.

     (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Investments conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Investments for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Investments for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Investments, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which any Investments may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Investments to more than one offeree.

     (c) The Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

     6.6  The Pledgor Remains Liable.  Notwithstanding anything herein to the
          --------------------------
contrary, (i) the Pledgor shall remain liable under all Contracts included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release the Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for hereinbelow, the Administrative Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of the Pledgor's obligations, duties or liabilities under any Investment Agreement, including, without limitation, the Pledgor's obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the "Partner Obligations"), unless the Administrative Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, the Pledgor shall remain bound and obligated to perform its Partner Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations. In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute member in place of the Pledgor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, the Pledgor hereby irrevocably consents in advance to the admission of the Administrative Agent, any other Secured Party or any such purchaser as a substitute member to the extent of the Investments acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.


                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     7.1  The Administrative Agent; Standard of Care.  The Administrative Agent
          ------------------------------------------
will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or

(ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     7.2  Further Assurances; Attorney-in-Fact.  (a)  The Pledgor agrees that it
          ------------------------------------
will join with the Administrative Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

     (b) The Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

             (i) to sign the name of the Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement (including, without limitation, any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by the Company to be retitled and the Administrative Agent listed as lienholder thereon);

            (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

           (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to the Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

            (iv) to obtain, maintain and adjust any property or casualty insurance required to be maintained by the Pledgor under SECTION 4.9 and direct the payment of proceeds thereof to the Administrative Agent;

             (v) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Obligations of the Pledgor to the Administrative Agent, due and payable immediately and without demand;

            (vi) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

           (vii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If the Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the
 --------
occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under SECTION 8.1.


                                  ARTICLE VII

                                 MISCELLANEOUS

     8.1  Indemnity and Expenses.  The Pledgor agrees:
          ----------------------

     (a) To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under ARTICLE VI), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this
SECTION 8.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Obligations, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

     8.2  No Waiver.  The rights and remedies of the Secured Parties expressly
          ---------
set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     8.3  Enforcement.  By its acceptance of the benefits of this Agreement,
          -----------
each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations.

     8.4  Amendments, Waivers, etc.  No amendment, modification, waiver,
          ------------------------
discharge or termination of, or consent to any departure by the Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with SECTION 11.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     8.5  Continuing Security Interest; Term; Successors and Assigns;
          -----------------------------------------------------------
Assignment; Termination and Release; Survival.  This Agreement shall create a
---------------------------------------------
continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of (x) the payment in full of the Obligations (other than indemnity obligations not then due and payable and that survive termination of the Credit Documents), (y) the termination or expiration of all Letters of Credit under the Credit Agreement and (z) the termination of the Commitments under the Credit Agreement (the events in clauses
(x), (y) and (z) above, collectively, the "Termination Requirements"), (ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that the Pledgor may not sell, assign or transfer any of its
 --------  -------
rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

     8.6  Notices.  All notices and other communications provided for hereunder
          -------
shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.

     8.7  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     8.8  Severability.  To the extent any provision of this Agreement is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     8.9  Construction.  The headings of the various sections and subsections of
          ------------
this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     8.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.


                         PETERSEN PUBLISHING COMPANY, L.L.C.


                         By:     /s/ Richard S Willis
                                --------------------------------------------

                         Title: Executive Vice President and Chief Financial
                                --------------------------------------------
                                Officer
                                -------



Accepted and agreed to:

FIRST UNION NATIONAL BANK, as
 Administrative Agent


By:     /s/ Bruce W. Loftin
       -----------------------------

Title: Senior Vice President
       -----------------------------

                                            Annex A to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



Pledged Investments
-------------------

                                                                   Percentage of
                                                                    Outstanding
                               Type of  Certificate  No. of shares   Interests
    Name of Issuer            Interests   Number    (if applicable)  in Issuer
    --------------           ---------- ----------- ---------------  ---------



                                     None.

                                            Annex B to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



                                FILING LOCATIONS


     Secretary of State of California


     Secretary of State of Colorado


     Secretary of State of Connecticut


     Secretary of State of Florida


     Fulton County, Georgia


     Secretary of State of Illinois


     Secretary of State of Michigan


     Secretary of State of New Jersey


     Secretary of State of New York
     New York County, New York

     Secretary of State of North Carolina


     Secretary of State of Ohio

                                            Annex C to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



            LOCATIONS OF CHIEF EXECUTIVE OFFICE, PLACES OF BUSINESS, RECORDS RELATING TO COLLATERAL, AND EQUIPMENT AND INVENTORY


     1.   Chief executive office/principal place
          of business:

          6420 Wilshire Blvd.
          Los Angeles, California

     2.   Records relating to Collateral:

          a.   6420 Wilshire Blvd.
               Los Angeles, California

          b.   110 5th Avenue
               New York, New York  10022

          c.   333 West Fort Street
               Detroit, Michigan

          d.   5350 Manhattan Circle Suite 100
               Boulder, Colorado  80303

          e.   Corporate Center Five
               Five Concourse Pkwy.
               Fulton County, Georgia

          f.   815 N. LaSalle Street
               Chicago, Illinois

          g.   c/o Willis Stein & Partners, L.P.
               227 West Monroe
               Chicago, Illinois  60606

          h.   217 Braeside Drive
               Hamden, Connecticut 06514

          i.   6 West Laurelwood Drive
               Lawrenceville, New Jersey 08648

          j.   2 Sunset Court
               Montville, New Jersey 07045

     3.   Equipment or Inventory:

          a.   6420 Wilshire Blvd.
               Los Angeles, California

          b.   110 5th Avenue
               New York, New York  10022

          c.   333 West Fort Street
               Detroit, Michigan

          d.   5350 Manhattan Circle Suite 100
               Boulder, Colorado  80303

          e.   Corporate Center Five
               Five Concourse Pkwy.
               Fulton County, Georgia

          f.   815 N. LaSalle Street
               Chicago, Illinois

          g.   inventory located at:
               Johnson & Hardin Company
               760 Fujitech Road
               Lebanon, Ohio 45036

          h.   inventory located at:
               3-Z Printing
               U.S. Route 40 West
               Teutopolis, Illinois 62467


     4.   Other places of business:

          None.

                                            Annex D to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



                               CERTAIN CONTRACTS




     1.   License Agreement, dated as of August 15, 1996, by and between Robert
E. Petersen and Petersen Publishing Company, as licensor, and Brightview Communications Group, Inc., as licensee.

     2. Agreements, dated May 3, 1996, with World Color Press, Inc., regarding paper purchasing program.

     3. Agreement, dated December 19, 1995, with World Color Press, Inc., as modified, regarding printing services.

     4. Agreement, dated January 12, 1996, with Johnson & Hardin Company, regarding printing services.

     5. Circulation Fulfillment Agreement, dated September 1, 1995, with Neodata Services, Inc.

     6.   Agreement, dated December 1981, with Compuname, Inc.

     7. Distribution Agreement, dated January 10, 1994, with Warner Publisher Services, Inc.

     8. Distribution Agreement, dated October 18, 1995, with Worldwide Distribution Services.

     9.   Publisher Distribution Agreement, dated May 21, 1996, with Retail
Vision.

                                            Annex E to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



                     COPYRIGHTS AND COPYRIGHT APPLICATIONS


                            (see attachment hereto)

                                            Annex F to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



                        PATENTS AND PATENT APPLICATIONS


Application or                                            Issue or
Registration No.       Country          Inventor         Filing Date
----------------       -------          --------         -----------


                                  None.

                                            Annex G to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________




                     TRADEMARKS AND TRADEMARK APPLICATIONS


                            (see attachment hereto)

                                            Exhibit A to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



                                PLEDGE AMENDMENT


     THIS PLEDGE AMENDMENT, dated as of _______________, 19___, is delivered by PETERSEN PUBLISHING COMPANY, L.L.C. (the "Pledgor") pursuant to SECTION 5.1 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of __________, 1997, made by the Pledgor in favor of First Union National Bank, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Investments listed on Annex A to this Pledge Amendment shall be deemed to be part of the
   -------
Investments within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ______________________________

                              Title: _____________________________

                                            Annex A to Exhibit A (Pledge
                                             Amendment)
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



Pledged Investments
-------------------

                                                            Percentage of
                                                             Outstanding
                      Type of  Certificate  No. of shares     Interests
    Name of Issuer   Interests    Number   (if applicable)    in Issuer
    --------------   --------- ----------- ---------------    ---------


                                            Exhibit B to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________




              COLLATERAL ASSIGNMENT AND GRANT OF SECURITY INTEREST
                                 IN COPYRIGHTS


     WHEREAS, PETERSEN PUBLISHING COMPANY, L.L.C. (the "Grantor") is the owner of the copyrights listed on Schedule A attached hereto, which copyrights are
                            ----------
registered or have pending registrations in the United States Copyright Office as set forth on Schedule A attached hereto (all such copyrights, registrations
                ----------
and applications, collectively, the "Copyrights"); and

     WHEREAS, the Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), dated as of _____________, 1997, in which the Grantor has agreed with First Union National Bank, as Administrative Agent (the "Administrative Agent"), with offices at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735, to execute this Assignment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Obligations (as defined in the Security Agreement), the Grantor does hereby collaterally assign and grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Copyrights. This Assignment has been given in conjunction with the collateral assignment and security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ______________________________

                              Title: _____________________________

                                   Schedule A
                                   ----------



                     COPYRIGHTS AND COPYRIGHT APPLICATIONS


                      Application or                      Issue or
       Grantor       Registration No.    Country         Filing Date
       -------       ----------------    -------         -----------


                                            Exhibit C to Pledge and
                                             Security Agreement
                                            First Union National Bank, as
                                             Administrative Agent
                                            Petersen Publishing Company, L.L.C.
                                            October 6, 1997
                                            ___________________________________



              COLLATERAL ASSIGNMENT AND GRANT OF SECURITY INTEREST
                           IN PATENTS AND TRADEMARKS


     WHEREAS, PETERSEN PUBLISHING COMPANY, L.L.C. (the "Grantor") is the owner of the trademarks and service marks listed on Schedule A attached hereto, which
                                              ----------
marks are registered or have pending registrations in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such
                                     ----------
trademarks, service marks, registrations and applications, collectively, the "Trademarks") and is the owner of the patents listed on Schedule A attached
                                                        ----------
hereto, which patents are registered or have pending applications in the United States Patent and Trademark Office as set forth on Schedule A attached hereto
                                                   ----------
(all such patents, registrations and applications, collectively, the "Patents"); and

     WHEREAS, the Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), dated as of _____________, 1997, in which the Grantor has agreed with First Union National Bank, as Administrative Agent (the "Administrative Agent"), with offices at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0735, to execute this Assignment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Obligations (as defined in the Security Agreement), the Grantor does hereby collaterally assign and grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks and the Patents. This Assignment has been given in conjunction with the collateral assignment and security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

                              PETERSEN PUBLISHING COMPANY, L.L.C.


                              By: ________________________________

                              Title: _____________________________

                                   Schedule A
                                   ----------



                     TRADEMARKS AND TRADEMARK APPLICATIONS

                                  Application or                 Issue or
       Grantor        Mark       Registration No.   Country     Filing Date
       -------        ----       ----------------   -------     -----------


                        PATENTS AND PATENT APPLICATIONS


      Patent No.        Date Issued         Country          Description
      ----------        -----------         -------          -----------

